Exhibit 10.17

Guaranty

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to New Age Electronics, Inc. (the “Supplier”) to extend trade credit and/or other financial accommodations to Buy.com, Inc. (“Company”) in connection with that certain trade agreement or relationship dated as of July 1, 2003 (as at any time amended, supplemented, renewed or modified, the “Agreement”), the undersigned Scott A. Blum, an adult individual with an address at [***] (“Blum”) and the Scott A. Blum Separate Property Trust U/D/T 8/2/95, a trust having an address at [***], by and through Scott A. Blum as trustee (the “Trust,” and each of Blum and the Trust being herein referred to individually as a “Guarantor” and collectively as “Guarantors”), hereby jointly and severally guarantee to the Supplier the full and prompt payment in full of all obligations of the Company to the Supplier arising from or relating to the Agreement, however and whenever arising (the “Indebtedness”), plus all costs and expenses of the Supplier in enforcing this Guaranty (collectively, the “Liabilities”). The preceding guaranty shall be a continuing, absolute and unconditional guaranty and shall be a guaranty of payment rather than collection.

This Guaranty shall remain in full force and effect until the irrevocable payment in full of the Indebtedness and the Liabilities (the “Guaranty Period”) and shall in all respects be a continuing and absolute guaranty which shall remain in full force and effect throughout the Guaranty Period notwithstanding, without limitation, dissolution, liquidation or insolvency of either or both Guarantor or that at any time or from time to time all of the Liabilities may have been paid in full. Notwithstanding the foregoing, each of the Guarantors may, with respect to such party, immediately on written notice to the Supplier, terminating this Guaranty with respect to the accrual of any future Liabilities hereunder after the effective date of termination; provided that any such termination shall not affect the right and power of the Supplier to enforce rights arising, incurred or contracted for prior to the effective date of such termination. Each Guarantor acknowledges that termination right contained in the preceding sentence may constitute a default under the Agreement.

Each Guarantor hereby waives: (i) notice of acceptance of this Guaranty; (ii) notice of the creation of any Indebtedness to which it may apply; (iii) presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Supplier; (iv) notice of any adverse change in Company’s financial condition or of any other fact which might increase Guarantors’ risk; and (v) any right either Guarantor may have, by statute or otherwise, to require the Supplier to institute suit against Company after notice or demand from either Guarantor or to seek recourse first against Company or otherwise, or to realize upon any security for the Indebtedness, as a condition to enforcing Guarantor’s Liabilities and obligations hereunder.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Each Guarantor acknowledges that the Supplier may at any time and from time to time, without the consent of, or notice to, either Guarantor, without incurring responsibility to either Guarantor, without impairing or releasing the obligations of either Guarantor hereunder: (i) change the manner, place or terms of the payment of, and/or change or extend the time of payment of, renew, alter or increase the amount of any of the Indebtedness, and the guaranty herein made shall apply to the Indebtedness as so changed, extended, renewed or altered; (ii) exercise or refrain from exercising any rights against Company or others or otherwise act or refrain from acting; (iii) consent to or waive any breach of, or any act, omission or default under, the Agreement, or otherwise amend, modify, renew or supplement the Agreement; and (iv) release, impair or waive the benefits of any security for any of the Indebtedness or any other party liable thereon.

The obligations of each Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation: (i) any action or inaction by the Supplier as contemplated in the preceding paragraph; or (ii) any invalidity, irregularity or unenforceability of all or any part of the Indebtedness. This Guaranty is a primary obligation of each Guarantor. The Supplier shall not have any obligation whatsoever to seek payment from Company under this Guaranty. This Guaranty shall be in addition to any other present or future guaranty or other security for the payment, performance and satisfaction of the Indebtedness, shall not be prejudiced or unenforceable by the invalidity of any such other guaranty or security, and is not conditioned upon or subject to the execution by any other person of this Guaranty or any other guaranty or suretyship agreement.

Notwithstanding any other provision to the contrary herein or in applicable law, the total liability of the Guarantors hereunder, in aggregate amount and regardless of source, shall be limited in amount to One Million Dollars ($1,000,000.00), and the total recovery by the Supplier hereunder shall be limited to One Million Dollars ($1,000,000.00), regardless of whether such amounts are collected from one or both Guarantors under simple or multiple remedies. NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY HEREIN OR IN APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

If Company or either Guarantor should dissolve or liquidate, or if a petition for an order for relief with respect to Company or either Guarantor should be filed by or against Company under any chapter of the Bankruptcy Code (as such term is defined in the Agreement), or if a receiver, trustee or conservator should be appointed for Company for either Guarantor or any of Company’s or either Guarantor’s property, then, in any such event and whether or not any of the Indebtedness is then due and payable or the maturity thereof has been accelerated or demand for payment from or performance by Company has been made, (a) the future Liabilities of each Guarantor hereunder shall cease to accrue automatically and (b) the Supplier may without notice to either Guarantor make any or all of the Liabilities immediately due and payable hereunder and thereafter the Supplier shall be entitled to enforce the Liabilities to the full extent provided hereunder. Nothing herein shall be construed to authorize the Supplier to charge or to collect from either Guarantor interest or any other amount under the Indebtedness that has not yet accrued, is unearned or subject to rebate or is otherwise not entitled to be collected by the

Supplier from the Company under applicable law, and Guarantor shall in all cases be entitled to assert all defenses available to Company in respect of the Indebtedness.

Each Guarantor consents and agrees that, without notice to or by either Guarantor and without affecting or impairing the Liabilities or other obligations of the Guarantors hereunder, the Supplier may: compromise or settle, extend the period of duration or the time for the payment or discharge or performance of any of the Indebtedness or increase the amount of any of the Indebtedness; refuse to enforce or release all or any parties to any or all of the Indebtedness or grant other indulgences to Customer in respect thereof; amend or modify in any manner, or terminate or release, any documents or agreements evidencing, securing or otherwise relating to the Indebtedness (other than this Guaranty); release, surrender, exchange, modify or impair any and all collateral, deposits or other property at any time securing any of the Indebtedness or on which the Supplier at any time may have a lien; extend the time of payment of any collateral consisting of accounts, notes, chattel paper or other rights to the payment of money; refuse to enforce its rights, or make any compromise or settlement or agreement therefor, in respect of any and all of such collateral, deposits and property, or with any party to the Indebtedness, or with any other person whatsoever; release or substitute any one or more of the endorsers or guarantors of the Indebtedness, whether parties to this instrument or not; or exchange, enforce, waive or release any security for any guaranty of the Indebtedness.

Each Guarantor consents and agrees that the Supplier shall be under no obligation to marshal any assets in favor of Guarantor or in payment of any or all of the Indebtedness. Each Guarantor further agrees that, if and to the extent the Supplier receives any payment on account of any of the Indebtedness (whether from Company, a Guarantor or a third party obligor or from the sale or other disposition of any collateral security for the Indebtedness) and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other part under any bankruptcy act, state or federal law, common law or equitable cause, then the part of the Indebtedness intended to be satisfied by such payment shall be revived and continued in full force and effect as if said payment had not been made. The preceding provisions of this paragraph shall survive the termination or revocation of this Guaranty.

No failure or delay on the part of the Supplier in exercising any right, power or privilege hereunder and no course of, dealing between the Guarantors, the Supplier or Company shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Supplier would otherwise have under applicable law. No notice to or demand on either Guarantor in any case shall entitle such Guarantor to any other further notice or demand in a similar or other circumstances or constitute a waiver of the rights of the Supplier to any other or further action in any circumstances without notice or demand.

This Guaranty shall be binding upon each undersigned Guarantor, and upon such Guarantor’s successors and assigns, and shall inure to the benefit of the Supplier and its successors and assigns. Each Guarantor is prohibited from signing his/its rights and/or responsibilities hereunder, and any such attempted assignment shall be null and void ab initio.

The Supplier may assign his Guaranty to any third party without the prior consent of Guarantor in connection with an assignment of the Agreement; any other attempted assignment by the Supplier shall be null and void ab initio.

This Guaranty constitutes the entire agreement between the parties hereto with respect to the matters specifically addressed herein and supersedes any prior guaranty between the parties regarding such matters. This Guaranty shall not be modified or altered except by a written instrument executed by Guarantor and the Supplier. Each Guarantor and the Supplier acknowledge that the other parties hereto may now have or later enter into business or financial relations or agreements with Company other than this Guaranty, the Agreement or agreements referenced or incorporated herein or therein and that this Guaranty shall have no effect on such relations or agreements except if and to the extent specifically referenced herein.

This Guaranty shall be governed by the laws of the state of California (exclusive or the choice of law rules thereof). Each Guarantor and the Supplier hereby consent to the jurisdiction of the state and federal courts in the state of California, county of Los Angeles, in any dispute arising from or in connection with this Guaranty, and each party hereto agrees to commence suit against any other party solely in such courts. Each Guarantor and the Supplier further agree that service of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested.

EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND THE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF GUARANTOR, THE COMPANY, OR THE SUPPLIER.

If any provision of this Guaranty shall be held to be invalid or unenforceable in whole or in part, then the invalidity or unenforceability of such provision shall not by held to invalidate any other provision contained herein and all such other provisions shall remain in full force and effect.

Any notices sent to the Supplier under this agreement must be in writing via certified mail to New Age Electronics, Inc., Attn: Robert Calvo, 21950 Arnold Center Road, Carson, CA 90810. This Guaranty is signed and delivered as of this 20th day of June, 2003.

/s/ Scott A. Blum
SCOTT A. BLUM

Address: [***]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCOTT A. BLUM SEPARATE
PROPERTY TRUST U/D/T 8/2/95

By:	/s/ Scott A. Blum

Name:
Scott A. Blum,
not individually but as Trustee

Address: [***]

STATE OF CA

COUNTY OF ORANGE

On this 20 day of June    , 2003, before me personally came Scott A. Blum, known to me to be the individual described in and who executed the foregoing Guaranty, and he duly acknowledged to me that he executed the same.

My commission expires March 27, 2007.

(Seal/Stamp)

/s/ Kathleen M. Lassan
Notary Public

STATE OF CA

COUNTY OF ORANGE

On this 20 day of June     , 2003, before me personally came Scott A. Blum, not individually but as Trustee of the Scott A. Blum Separate Property Trust U/D/T 8/2/95 (the “Trust”), known to me to be the individual described in and who executed the foregoing Guaranty, not individually but as Trustee of the Trust and he duly acknowledged to me that he executed the same.

My commission expires March 27, 2007.

(Seal/Stamp)

/s/ Kathleen M. Lassan
Notary Public

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.